UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2009, the Board of Directors of Marvell Technology Group Ltd. (“Marvell”), approved an amendment and restatement of Marvell’s Amended 2000 Employee Stock Purchase Plan (the “ESPP”). Under the amended and restated ESPP (the “Restated ESPP”), the “look-back” period for the stock purchase price will be changed from 24 months to six months. Thus, participants will have the option of deferring a percentage of compensation into the plan for a six-month period beginning either December 8 or June 8 of each calendar year and purchase Marvell common shares with such deferred amounts at a price that is 85% of the lower of the fair market value of Marvell common shares at the beginning or the end of said six-month period.

Pursuant to the terms of the Restated ESPP, the existing 24-month look-back periods will be phased out so any currently enrolled participant in a current 24-month offering period will continue in the current offering period until the earlier of the end of the offering period or in the event the current offering period is reset. A reset occurs if the fair market value of Marvell common shares on any purchase date is less than it was on the first day of the offering period. All eligible employees will be subject to the six-month look-back periods no later than the offering period beginning in June 2011.

Participants enrolled in the new six-month look-back periods will no longer be subject to a limitation on the number of shares that may be purchased in the event that the market price of Marvell’s common shares decreases by more than 25% from one purchase date to the next. This share limitation was triggered in connection with the June 2008 purchase period, which ended in December 2008, and continues to apply to current participants enrolled in a 24-month look-back period pursuant to the terms of the Restated ESPP. A participant’s right to purchase shares is still subject to certain limitations specified under U.S. tax law. A participant may only make purchases pursuant to the Restated ESPP at a maximum market value of $25,000 in any calendar year. The market value of Marvell shares used in computing the $25,000 maximum market value at the time the ESPP purchase right is granted. In addition, a participant may purchase no more than 7,500 shares per six-month offering period.

There was no change to the total number of shares available for purchase under the ESPP. All employees, including executive officers, are generally eligible to participate in the plan, subject to limits set by the Internal Revenue Code. The Restated ESPP became effective on October 22, 2009. The foregoing description of changes to the ESPP is qualified in its entirety by reference to the Restated ESPP, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2000 Employee Stock Purchase Plan (as amended and restated as of October 22, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009

MARVELL TECHNOLOGY GROUP LTD.

By:	/S/ CLYDE R. HOSEIN
Clyde R. Hosein
Chief Financial Officer, Interim Chief Operating Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2000 Employee Stock Purchase Plan (as amended and restated as of October 22, 2009).